Exhibit 1.1

CONOR MEDSYSTEMS, INC.

3,500,000 Shares1

Common Stock

($0.001 par value)

UNDERWRITING AGREEMENT

July 26, 2006

[1]	Plus an option to purchase from the Company and the Selling Stockholder up to an aggregate of 525,000 additional Securities to cover over-allotments, if any.

UNDERWRITING AGREEMENT

New York, New York

July 26, 2006

Citigroup Global Markets Inc.

Morgan Stanley & Co. Incorporated

Lehman Brothers Inc.

Cowen and Company, LLC

CIBC World Markets Corp.

    As Representatives of the several Underwriters

c/o

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

                and

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Conor Medsystems, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 3,500,000 shares of Common Stock, $0.001 par value (“Common Stock”), of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company and Calmedica Capital, L.P., a Delaware limited partnership (the “Selling Stockholder”), propose to grant to the Underwriters an option to purchase up to an aggregate of 525,000 additional shares of Common Stock to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). The maximum number of Option Securities to be sold by the Company and by the Selling Stockholder is the number of Option Securities set forth opposite the name of the Company and the Selling Stockholder, respectively, in Schedule II hereto. To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the

Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Act and the related rules of the Commission. Certain terms used herein are defined in Section 19 hereof. As used herein, “Book-Running Underwriters” means Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated.

1. Representations and Warranties.

(a) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(a).

(i) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an “automatic shelf registration statement,” as defined in Rule 405, file number 333-135983, on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing with the Commission. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses, each of which has previously been furnished to you. The Company will file with the Commission a prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(ii) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “Settlement Date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Settlement Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c) hereof.

(iii) The Disclosure Package, and the price to the public and underwriting discount to be disclosed on the cover page of the Prospectus, when taken together as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c) hereof.

(iv) (i) As of the determination date applicable, pursuant to the Act, to the Registration Statement (and any amendment thereof) and the offering contemplated hereby for purposes of whether the Registration Statement constitutes an “automatic shelf registration statement,” as defined in Rule 405 and (ii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, the Company was or is (as the case may be) a Well-Known Seasoned Issuer. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(v) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an “ineligible issuer.”

(vi) No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c) hereof.

(vii) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation (and, if applicable under such laws, is in good standing) under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus. Each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation (and, if applicable under such laws, is in good standing) under the laws of each jurisdiction which requires such qualification (and a complete and accurate list of each jurisdiction requiring such qualification by the Company is attached hereto as Annex A), except where the failure to be so qualified and, if applicable, in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

(viii) All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), all outstanding shares of capital stock of the Company’s subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(ix) The Company’s authorized equity capitalization as of March 31, 2006 and as of the date hereof is as set forth, and described as “actual,” in the Preliminary Prospectuses and the Prospectus under the caption “Capitalization,” and the Company’s authorized equity capitalization as of the Closing Date and any Settlement Date will be as set forth, and described as “as adjusted,” in the Preliminary Prospectuses and the Prospectus under the caption “Capitalization”; as of the Closing Date and any Settlement Date, the capital stock of the Company will conform in all material respects to the description thereof contained in or incorporated by reference in the Disclosure Package and the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the

Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq Global Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities, other than any such rights as have heretofore been duly waived, or satisfied, in full; and, except as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), and subject to the grant of options to employees, directors and consultants pursuant to the Company’s existing equity incentive and stock purchase plans described in the Registration Statement, the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(x) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectuses contain in all material respects the same description of the foregoing matters contained in the Prospectus); there are no extrinsic agreements or understandings among the parties to any of the contracts listed in Exhibit H hereto that modify or interpret the terms thereof or the respective rights or obligations of the parties thereunder, except for any such modifications or interpretations as would not, individually or in the aggregate, have a material adverse effect on the issuance or sale of the Securities or on the performance of this Agreement by the Company or any Selling Stockholder or the consummation by the Company or any Selling Stockholder of any of the transactions contemplated hereby or on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole; and the statements in the Preliminary Prospectuses and the Prospectus under the headings “Business—Pre-clinical Product Candidates,” “Business—Distribution Arrangements,” “Business—Government Regulation,” “Business—Legal Proceedings,” and “Material United States Federal Tax Consequences to Non-United States Holders,” and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Commission on March 16, 2006 (the “Form 10-K”), under the headings “Item 1. Business—Pre-clinical Product Candidates,” “Item 1. Business—Distribution Arrangements,” “Item 1. Business—Government Regulation” and “Item 3. Legal Proceedings,” and in the Company’s Proxy Statement on Schedule 14A, filed with the Commission on April 28, 2006, under the headings “Executive Compensation—Employment Contracts, Termination of Employment and Change of Control Arrangements” and “Certain Relationships and Related Transactions,” and in the Company’s Current Report on Form 8-K, filed with the Commission on May 1, 2006, under the headings “Item 1.01. Entry into a Material Definitive Agreement” and “Item 1.02. Termination of a Material Definitive Agreement,” and in the Registration

Statement under the heading “Item 15. Indemnification of Directors and Officers,” and in the Company’s Registration Statement on Form S-1 (File No. 333-119174), as amended, under the caption “Description of Capital Stock,” insofar as such statements purport to summarize legal matters, agreements, documents or proceedings discussed therein, fairly present in all material respects such legal matters, agreements, documents or proceedings.

(xi) This Agreement has been duly authorized, executed and delivered by the Company.

(xii) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xiii) No consent, approval, authorization, filing with or order of any court or governmental agency or body or self-regulatory organization is required in connection with the transactions contemplated herein or by any Custody Agreement and Power of Attorney (as defined herein), except (1) such as have been obtained under the Act, (2) such as have been obtained from the Nasdaq Global Market, (3) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus and (3) such as may be required pursuant to the Corporate Finance Rules of the National Association of Securities Dealers, Inc.

(xiv) Neither the issue and sale of the Securities nor the consummation by the Company and the Selling Stockholder of any other of the transactions herein contemplated nor the fulfillment by the Company and the Selling Stockholder of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws (or such equivalent applicable constitutional documentation) of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, (iii) any statute, law, rule or regulation (excluding Federal Securities Laws, as defined below) applicable to the Company or any of its subsidiaries, (iv) any of the “federal securities laws” (as defined in Rule 38a-1(e)(1) under the Investment Company Act) (the “Federal Securities Laws”), or (v) judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clause (ii) and (iii) above, for such conflicts, breaches, violations, liens, charges or encumbrances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the issuance or sale of the Securities or on the performance of this Agreement by the Company or the Selling Stockholder or the consummation by the Company or the Selling Stockholder of any of the transactions contemplated hereby or on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

(xv) Except as set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), no person has the right, exercisable during the Lock-Up Period (as defined herein), whether contractual or otherwise, to cause the Company to register under the Act any securities of the Company, or to include any such securities in the Registration Statement.

(xvi) The historical financial statements of the Company included in the Preliminary Prospectuses, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein); provided, however, that, in accordance with Article 10 of Regulation S-X under the Act, the interim financial statements included in the Preliminary Prospectuses and the Prospectus and the Registration Statement for the three-month periods ended March 31, 2006 and 2005 and as of March 31, 2006 do not contain all footnotes otherwise required by GAAP; provided further, that such interim financial statements are subject to normal, recurring year-end adjustments, as contemplated by the Disclosure Package, the Prospectus and the Registration Statement. The selected financial data set forth under the caption “Selected Consolidated Financial Data” in the Form 10-K fairly present in all material respects, on the basis stated in the Form 10-K, the information included therein. The “as adjusted” financial information included in the Disclosure Package, the Prospectus and the Registration Statement under the captions “Prospectus Supplement Summary—Summary Consolidated Financial Data,” “Risk Factors—Risks Related to this Offering and Our Common Stock—If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of your investment,” “Capitalization” and “Dilution” give appropriate effect to the transactions and events described therein.

(xvii) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the issuance or sale of the Securities or on the performance by the Company or the Selling Stockholder of this Agreement or on the consummation by the Company or the Selling Stockholder of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xviii) Except as disclosed in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(xix) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws (or such equivalent applicable constitutional documentation), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), for such violations or defaults as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the issuance or sale of the Securities or on the performance by the Company or the Selling Stockholder of this Agreement or on the consummation by the Company or the Selling Stockholder of any of the transactions contemplated hereby or on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

(xx) To the Company’s knowledge after due inquiry, Ernst & Young LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements included in the Preliminary Prospectuses and the Prospectus, are independent registered public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and the applicable rules of the Public Company Accounting Oversight Board (the “PCAOB”).

(xxi) There are no transfer taxes or other similar fees or charges (other than the registration fee due under Section 6(b) of the Act in connection with the Registration Statement, which the Company agrees to pay as set forth in Section 1(a)(iv)) under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(xxii) The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed by the Company or any of its subsidiaries or have requested extensions thereof (except in any case in which the failure to so file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxiii) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor problem or dispute with the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that, in either case, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxiv) Except as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds currently in effect insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxv) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except (1) as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto) or (2) to the extent prohibited or regulated by the laws of the jurisdiction in which such subsidiary is incorporated, provided such prohibition or regulation could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

(xxvi) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits or authorizations could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole. Neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxvii) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxviii) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxix) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except, in each case, where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), (A) the Company has reasonably concluded that, as of the date hereof, the costs and liabilities associated with the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, and (B) to the Company’s knowledge, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(xxx) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”), is so qualified; each of the Company and its subsidiaries has fulfilled in all material respects its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063 or 4064 of ERISA, or any other liability under Title IV of ERISA.

(xxxi) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications, except for any failures to comply that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(xxxii) Except as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, (A) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and (B) the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA, and the Company has taken measures the Company believes are reasonably appropriate to ensure continued compliance by the Company and its subsidiaries with the FCPA. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(xxxiii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxiv) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxv) The Company has no “significant subsidiaries,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Act, and no group consisting of any one or more of the Company’s subsidiaries constitutes, in the aggregate, a “significant subsidiary” of the Company.

(xxxvi) Except as set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), the Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property described in the Registration Statement, the Disclosure Package or the Prospectus as being owned or licensed by them or necessary for the conduct of the their respective businesses as now conducted or as proposed in the Disclosure Package or the Prospectus to be conducted (including the commercialization of the products described in the Disclosure Package and the Prospectus as under development) (collectively, the “Intellectual Property”). Except as set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) under the captions “Prospectus Supplement Summary—Risk Factors,” “Risk Factors—Risks Related to Intellectual Property,” “Business—Patents and Proprietary Rights” and “Business—Legal Proceedings” and in the Form 10-K under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Operating Capital and Capital Expenditure Requirements,” and except as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, (a) there are no third parties who have or will be able to establish rights to any Intellectual Property; (b) to the Company’s knowledge, there is no material infringement by third parties of any Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the Company’s or any of its subsidiaries’ rights in or to any Intellectual Property; and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any Intellectual Property; and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party that the Company or any of its subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product described in the Disclosure Package or the Prospectus as under development, infringe or violate, any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any fact which would form a reasonable basis for any such action, suit, proceeding or claim; (f) to the Company’s knowledge, there is no patent or patent application that interferes with the issued or pending claims of any Intellectual Property; (g) there is no prior art of which the Company is aware that may render any issued patent held by the Company or any of its subsidiaries invalid or any patent application held by the Company or any of its subsidiaries unpatentable which has not been disclosed to the U.S. Patent and Trademark Office (or which, in the case of a patent application, will or is required to be so disclosed prior to the issuance of a patent in respect of such application); (h) the Company and its subsidiaries have complied in all material respects with the terms of any agreement pursuant to which Intellectual Property has been licensed to the Company or any of its subsidiaries, and all such agreements are in full force and effect; and (i) the product candidates described in the Disclosure Package or the Prospectus as under development by the Company or any subsidiary fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company or any subsidiary. The statements contained in the Preliminary Prospectuses and the Prospectus under the captions “Risk Factors—Risks Related to Intellectual Property,” “Business—Patents and Proprietary Rights” and “Business—Litigation,” and in the Form 10-K under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Operating Capital and Capital Expenditure Requirements,” insofar as such statements purport to summarize legal matters, agreements, documents or proceedings discussed therein, fairly present in all material respects such legal matters, agreements, documents or proceedings.

(xxxvii) The preclinical tests and clinical trials that are described in, or the results of which are referred to in, the Registration Statement, the Disclosure Package or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with any protocols filed with the appropriate regulatory authorities for each such test or trial, as the case may be, and with standard medical and scientific research procedures; the description of the results of such tests and trials contained in the Registration Statement, the

Disclosure Package or the Prospectus are accurate and complete in all material respects and fairly present the data derived from such tests and trials, and the Company and its subsidiaries have no knowledge of any other studies or tests the results of which are materially inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Disclosure Package or the Prospectus; except as set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), and except as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, neither the Company nor any subsidiaries has received any notices or other correspondence from the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign medical device regulatory governmental agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Registration Statement, the Disclosure Package or the Prospectus; and the Company and its subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the U.S. Food and Drug Administration and comparable foreign drug or medical device regulatory agencies outside of the United States.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(b) The Selling Stockholder represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(b).

(i) The Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Securities in blank, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from the Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Settlement Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriter maintained with The Depository Trust Company or such other securities intermediary, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

(ii) The Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(iii) Certificates in negotiable form for the Selling Stockholder’s Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly executed and delivered by the Selling Stockholder, in the form heretofore furnished to you (the “Custody Agreement and Power of Attorney”) with Mellon Investor Services LLC, as Custodian (the “Custodian”); the Securities represented by the certificates so held in custody for the Selling Stockholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by the Selling Stockholder hereunder and under the Custody Agreement and Power of Attorney, are not subject to termination by any acts of the Selling Stockholder, or by operation of law, whether by the death, incapacity, dissolution, liquidation, bankruptcy, winding up or distribution of the assets of the Selling Stockholder or the occurrence of any other event; and if any such death, incapacity, dissolution, liquidation, bankruptcy, winding up, distribution or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement and Power of Attorney as if such death, incapacity, dissolution, liquidation, bankruptcy, winding up, distribution or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

(iv) Neither the sale of the Securities being sold by the Selling Stockholder, nor the consummation by the Selling Stockholder of any other of the transactions contemplated herein or by the Custody Agreement and Power of Attorney, nor the fulfillment of the terms hereof or thereof by the Selling Stockholder, will conflict with, result in a breach or violation of, or constitute a default under (A) the charter or constituent documents of the Selling Stockholder, (B) any law (excluding Federal Securities Laws), (C) any Federal Securities Laws, (D) the terms of any indenture or other agreement or instrument to which the Selling Stockholder is a party or bound, or (E) any judgment, order or decree applicable to the Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder, except, in the case of clauses (B) and (D) above, for such conflicts, breaches, violations or defaults as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the sale of the Securities to be sold hereunder by the Selling Stockholder or on the performance of this Agreement by the Selling Stockholder or the consummation by the Selling Stockholder of any of the transactions contemplated hereby or by the Custody Agreement and Power of Attorney.

(v) The sale of Securities by the Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Disclosure Package and the Prospectus or any supplement thereto.

(vi) The Selling Stockholder has heretofore duly executed and delivered to the Representatives, and has complied and will comply with, a Lock-Up Letter in the form attached hereto as Exhibit A.

(vii) This Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

(viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated herein or in the Custody Agreement and Power of Attorney, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

(ix) The Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement, the Disclosure Package and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, the Disclosure Package and the Prospectus or any supplement thereto which has adversely affected or may adversely affect the business of the Company or any of its subsidiaries.

(x) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the Selling Stockholder or the sale by the Selling Stockholder of the Securities.

(xi) In respect of the Selling Stockholder’s Covered Information (as defined below) included in the Registration Statement, the Disclosure Package or the Prospectus or any supplements thereto, the Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraphs (a)(ii) and (a)(iii) of this Section. As used herein, “Covered Information” means the statements included in the Registration Statement, the Preliminary Prospectuses and the Prospectus under the caption “Selling Stockholder.”

Any certificate signed by or on behalf of the Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the

Securities shall be deemed a representation and warranty by the Selling Stockholder, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, in each case at a purchase price of $25.85 per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholder hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 525,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters, and the Settlement Date shall not be earlier than the Closing Date. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company and to the Selling Stockholder, setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the Settlement Date. The maximum number of Option Securities to be sold by the Company and by the Selling Stockholder is the number of Option Securities set forth opposite the name of the Company and the Selling Stockholder, respectively, in Schedule II hereto. In the event that the Underwriters exercise less than their full over-allotment option, then the Option Securities shall be first purchased from the Selling Stockholder, up to the maximum number of Option Securities to be sold by the Selling Stockholder as set forth in Schedule II hereto, and the remaining Option Securities, if any, to be purchased pursuant to such exercise shall be purchased from the Company, up to the maximum number of Option Securities to be sold by the Company as set forth in Schedule II hereto. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on August 1, 2006, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholder, or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and the Selling Stockholder to or upon the order of the Company and the Selling Stockholder, as applicable, by wire transfer payable in same-day funds to the respective accounts specified by the Company and the Selling Stockholder. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

The Selling Stockholder will pay all applicable transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from the Selling Stockholder, and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company and the Selling Stockholder will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company and the Selling Stockholder by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholder. If settlement for the Option Securities occurs after the Closing Date, the Company and the Selling Stockholder will deliver to the Representatives on the Settlement Date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements.

(a) The Company agrees with the several Underwriters that:

(i) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus or any Preliminary Prospectus) to the Basic Prospectus unless the Company has furnished the Representatives a copy for review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the

Representatives (1) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(ii) If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented.

(iii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with the use or delivery of the Prospectus, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of Section 5(a)(i), an amendment or supplement or new registration statement that will correct such statement or omission or effect such compliance; (3) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (4) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(iv) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(v) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

(vi) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to execute or file a general consent to service of process in any jurisdiction where it is not now so subject to service of process.

(vii) The Company will not, without the prior written consent of the Book-Running Underwriters, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period (the “Lock-Up Period”) of 90 days after the date of the Underwriting Agreement; provided, however, that this Section 5(a)(vii) shall not prohibit the Company from, and no consent of the Book-Running Underwriters shall be required prior to the Company, (1) issuing, after the Closing Date, shares of Common Stock and securities convertible into or exchangeable for shares of Common Stock (collectively, “Strategic Transaction Securities”) in connection with any strategic partnership, joint venture or collaboration to which the Company is a party, or the acquisition or license of any products or technology by the Company, provided, that (a) the total number of shares of Common Stock, including shares underlying convertible or exercisable securities, which may be issued pursuant to this clause (1) cannot exceed one million five hundred thousand (1,500,000) shares of

Common Stock, (b) each recipient of Strategic Transaction Securities shall, prior to the receipt of any Strategic Transaction Securities, agree in writing, for the benefit of the Underwriters, that, during the Lock-Up Period, such recipient shall not, without the prior written consent of the Book-Running Underwriters, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such recipient or any affiliate of such recipient or any person in privity with such recipient or any affiliate of such recipient), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, such capital stock, or publicly announce an intention to effect any such transaction, (c) the Company shall not, without the prior written consent of the Book-Running Underwriters, grant, purport to grant, or permit, or purport to permit, the granting, directly or indirectly, of, any waiver from such written agreement before expiration of the Lock-Up Period, and (d) all such Strategic Transaction Securities, and all securities underlying such Strategic Transaction Securities, are, when issued, “restricted securities” (as defined in Rule 144(a)(3) under the Act) and will not be, at any time during the Lock-Up Period, registered under the Act; (2) issuing shares of Common Stock, or securities convertible into or exercisable for shares of Common Stock, pursuant to any stock option plan, stock purchase plan, stock ownership plan or dividend reinvestment plan of the Company which is described in the Prospectus and the Registration Statement and is in effect at the Execution Time; (3) issuing shares of Common Stock issuable upon the conversion or exchange of convertible or exchangeable securities, or upon the exercise of warrants or options, outstanding at the Execution Time and described in the Prospectus and the Registration Statement; or (4) filing with the Commission of any registration statements on Form S-8 under the Act in respect of any equity incentive or stock purchase plan existing at the Execution Time and described in the Registration Statement, the Disclosure Package and the Prospectus.

(viii) The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and will use its commercially reasonable efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(ix) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(b) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq Global Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification, provided, that, if requested by the Company, the Representatives shall deliver to the Company a reasonably detailed invoice reasonably satisfactory to the Company itemizing such reasonable fees and expenses of counsel for the Underwriters); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings, provided, that, if requested by the Company, the Representatives shall deliver to the Company a reasonably detailed invoice reasonably satisfactory to the Company itemizing such reasonable fees and expenses of counsel for the Underwriters); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities (provided, however, that the costs incurred to charter any aircraft in connection with such presentations shall be borne equally between the Company on the one hand and the Underwriters on the other); (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the reasonable fees and expenses of the Selling Stockholder’s counsel incurred in connection with the transactions contemplated hereby (provided, that, if requested by the Company, the Selling Stockholder shall deliver to the Company a reasonably detailed invoice reasonably satisfactory to the Company itemizing such reasonable fees and expenses of counsel for the Selling Stockholder); and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(c) The Company agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the

Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(d) The Selling Stockholder agrees with the several Underwriters that:

(i) The Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ii) The Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), of (i) any material change in the Company’s condition (financial or otherwise), prospects, earnings, business or properties, (ii) any change in information in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto relating to the Selling Stockholder or (iii) any new material information relating to the Company or relating to any matter stated in any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus which comes to the attention of the Selling Stockholder.

(iii) The Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

(iv) The Selling Stockholder shall pay all costs and expenses incident to the performance by the Selling Stockholder of its obligations hereunder, except to the extent the Company is obligated to pay such costs and expenses pursuant to Section 5(b) hereof.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder contained herein as of the Execution Time, the Closing Date and any Settlement Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Cooley Godward LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance approved by the Book-Running Underwriters, covering the matters set forth in Exhibit B hereto.

(c) The Company shall have requested and caused Thelen Reid & Priest LLP, counsel for the Company with respect to patents and proprietary rights, to have furnished to the Representatives their opinion, dated the Closing Date, and addressed to the Representatives, in form and substance approved by the Book-Running Underwriters, covering the matters set forth in Exhibit C hereto.

(d) The Company shall have requested and caused Hyman, Phelps & McNamara, P.C., counsel for the Company with respect to regulatory matters, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance approved by the Book-Running Underwriters, covering the matters set forth in Exhibit D hereto.

(e) The Selling Stockholder shall have requested and caused Wilson Sonsini Goodrich & Rosati, special counsel for the Selling Stockholder, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, in form and substance approved by the Book-Running Underwriters, covering the matters set forth in Exhibit E hereto.

(f) The Company shall have requested and caused King & Spalding LLP, counsel for the Company with respect to patents and proprietary rights, to have furnished to the Representatives their letter, dated the Closing Date and addressed to the Representatives, in form and substance approved by the Book-Running Underwriters, covering the matters set forth in Exhibit F hereto.

(g) The Company shall have requested and caused Heather D. Turner, Corporate Counsel of the Company, to have furnished to the Representatives her opinion dated the Closing Date and addressed to the Representatives, in form and substance approved by the Book-Running Underwriters, covering the matters set forth in Exhibit G hereto.

(h) The Representatives shall have received from Dewey Ballantine LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Selling Stockholder shall have furnished to such counsel such documents as Dewey Ballantine LLP requests for the purpose of enabling it to pass upon such matters.

(i) The Company shall have furnished to the Representatives a certificate of the Company, signed by the principal executive officer of the Company and by the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Disclosure Package, the Prospectus, any supplements or amendments thereto and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(j) The Selling Stockholder shall have furnished to the Representatives a certificate, signed by the Selling Stockholder or on its behalf by an Attorney-in-Fact (as defined in the Custody Agreement and Power of Attorney), dated the Closing Date, to the effect that the Selling Stockholder has examined the Registration Statement, the

Disclosure Package, the Prospectus, any supplements or amendments thereto and this Agreement, that the representations and warranties of the Selling Stockholder in this Agreement are true and correct on and as of the Closing Date to the same effect as if made on the Closing Date and that the Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(k) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent registered public accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the three-month periods ended March 31, 2006 and 2005, and as at March 31, 2006 and 2005, and the three- and six-month periods ended June 30, 2006 and 2005, and as at June 30, 2006 and 2005, in accordance with procedures specified by the PCAOB for a review of interim financial information as described in AU Section 722, Interim Financial Information, and stating in effect that:

(i) in their opinion the audited financial statements included in the Registration Statement, the Preliminary Prospectuses and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, completed in accordance with the procedures specified by the PCAOB for a review of interim financial information as described in AU Section 722, Interim Financial Information, of the unaudited interim financial information for the three-month periods ended March 31, 2006 and 2005, and as at March 31, 2006 and 2005, and the three- and six-month periods ended June 30, 2006 and 2005, and as at June 30, 2006 and 2005; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders and the board of directors (including committees thereof) of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to March 31, 2006, nothing came to their attention which caused them to believe that:

(A) the unaudited financial statements for the three-month periods ended March 31, 2006 and 2005 and as of March 31, 2006 included in the Registration Statement, the Preliminary Prospectuses and

the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-3; and said unaudited financial statements are not in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, the Preliminary Prospectuses and the Prospectus;

(B) the unaudited financial statements for the three- and six-month periods ended June 30, 2006 and 2005, and as at June 30, 2006 and 2005 are not in conformity with GAAP applied on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement, the Preliminary Prospectuses and the Prospectus;

(C) at a specified date not more than five days prior to the date of the letter, there was any change in the capital stock, increase in long-term debt or decrease in net current assets or stockholders’ equity of the Company, as compared with amounts shown in the March 31, 2006 unaudited consolidated balance sheet included in the Registration Statement, the Preliminary Prospectuses and the Prospectus, or for the period from April 1, 2006 to such specified date there were any decreases, as compared to the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of income before extraordinary items or of net income, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(D) the information included in the Registration Statement, the Preliminary Prospectuses and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement, the Preliminary Prospectuses and the Prospectus, including the information set forth under the captions “Prospectus Supplement Summary—The Offering,” “Prospectus Supplement Summary—Summary Consolidated Financial Data,” “Use of Proceeds,” “Capitalization” and “Dilution,” in the Preliminary Prospectuses and the Prospectus and under the captions “Management’s Discussion and Analysis of

Financial Condition and Results of Operations,” in the reports on Form 10-K and Form 10-Q incorporated by reference into the Preliminary Prospectuses and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

(l) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in Section 6(k) or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(m) Prior to the Closing Date, the Company and the Selling Stockholder shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(n) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(o) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq Global Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

(p) At the Execution Time, the Company shall have furnished to the Representatives a letter (a “Lock-Up Letter”) substantially in the form of Exhibit A hereto (with such changes as may be approved by the Book-Running Underwriters) from (i) each executive officer and director of the Company; (ii) the Selling Stockholder; (iii) Easton Hunt Capital Partners, L.P.; and (iv) ProMed Partners, L.P.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and the Selling Stockholder in the manner prescribed by Section 12 hereof.

The documents required to be delivered by this Section 6 shall be delivered at the office of Dewey Ballantine LLP, counsel for the Underwriters, at 1301 Avenue of the Americas, New York, New York 10019, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) The Selling Stockholder agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to the Selling Stockholder’s Covered Information. This indemnity agreement will be in addition to any liability which the Selling Stockholder may otherwise have.

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, and the Selling Stockholder to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in such foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Selling Stockholder acknowledge that the following constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus or the Registration Statement: (i) the statements set forth in the Preliminary Prospectuses and the Prospectus in the fourth, ninth, tenth, eleventh, twelfth and fifteenth paragraphs under the caption “Underwriting,” insofar as such statements relate to selling concessions and reallowances, stabilization, syndicate covering transactions, penalty bids and electronic distribution of the Prospectus (including the allocation of shares to Underwriters or securities dealers that may participate in such electronic distributions), and (ii) the list, in the first paragraph under the caption “Underwriting” in the Prospectus, of Underwriters and their respective participation in the sale of the Securities.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that, except as provided in the final sentence of this Section 8(d), the indemnifying party, in connection with any one such action or series of related actions in the same jurisdiction, shall be liable for the fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding to which such indemnified party is or could have been a party and in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or consent is consented to by such indemnifying party (which consent shall not be unreasonably withheld) in which case such indemnifying party agrees to indemnify and hold harmless the indemnified parties from and against any loss or liability by reason of such settlement, compromise or consent.

(e) In the event that the indemnity provided in paragraphs (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Selling Stockholder, severally, and, severally, the Underwriters, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Company, the Selling Stockholder and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholder and the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Selling Stockholder, severally, and, severally, the Underwriters, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Selling

Stockholder and the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Stockholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth, or derived from information set forth, on the cover page of the Prospectus and under the caption “Selling Stockholder.” Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholder or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

(f) Notwithstanding anything herein to the contrary, the aggregate maximum liability of the Selling Stockholder under the representations, warranties and agreements of the Selling Stockholder contained in Section 1, under the indemnity and contribution agreements contained in this Section 8, and under the Selling Stockholder’s agreements contained in Section 5(d)(ii) hereof, shall be limited to an amount equal to the excess of (i) the aggregate initial public offering price of all Securities, if any, sold by the Selling Stockholder to the Underwriters pursuant hereto over (ii) the aggregate underwriting discounts and commissions hereunder with respect to such Securities. The Company and the Selling Stockholder may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible; provided, however, that nothing in this Section 8(f) shall limit the Company’s liabilities or obligations under this Agreement.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholder or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholder and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq Global Market or trading in securities generally on the New York Stock Exchange or the Nasdaq Global Market shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or the Nasdaq Global Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to 1003 Hamilton Court, Menlo Park, California 94025 (fax no.: (650) 614-4125), attention: Chief Financial Officer, and confirmed to it by telefax to fax no. (650) 614-4100, attention Chief Financial Officer, with a copy to Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino

Real, Palo Alto, California 94306-2155 (fax no.: (650) 849-7400), attention Suzanne Sawochka Hooper, Esq., and confirmed to it by telefax to fax no. (650) 843-5000, attention Suzanne Sawochka Hooper, Esq.; or if sent to the Selling Stockholder, will be mailed, delivered or telefaxed to Calmedica Capital, LLC, 35 Tagus Court, Portola Valley, California 94028 (fax no.: (650) 851-9366), attention: Robert L. Hess, with a copy to Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304 (fax no.: (650) 493-6811), attention Jay H. Lee, Esq., and confirmed to it by telefax to fax no. (650) 493-6811, attention Jay H. Lee, Esq.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company and the Selling Stockholder hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Stockholder and (c) the engagement of the Underwriters by the Company and the Selling Stockholder in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Stockholder agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Selling Stockholder on related or other matters). The Company and the Selling Stockholder agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to them or any of them, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among any of the Company, the Selling Stockholder and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

(a) “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

(b) “Basic Prospectus” shall mean the prospectus referred to in paragraph 1(a)(i) above contained in the Registration Statement at the Effective Date.

(c) “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

(d) “Commission” shall mean the U.S. Securities and Exchange Commission.

(e) “Disclosure Package” shall mean (i) the Basic Prospectus, as amended and supplemented to the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

(f) “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

(g) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

(h) “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

(i) “Free Writing Prospectus” shall mean a “free writing prospectus,” as defined in Rule 405.

(j) “Issuer Free Writing Prospectus” shall mean an “issuer free writing prospectus,” as defined in Rule 433.

(k) “Permitted Free Writing Prospectus” has the meaning set forth in Section 5(c) hereof.

(l) “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Prospectus, together with the Basic Prospectus.

(m) “Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

(n) “Registration Statement” shall mean the registration statement referred to in paragraph 1(a)(i) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

(o) “Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415”, “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules under the Act.

(p) “Well-Known Seasoned Issuer” shall mean a “well-known seasoned issuer,” as defined in Rule 405.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder and the several Underwriters.

Very truly yours,

CONOR MEDSYSTEMS, INC.

By:	/s/ Frank Litvack
Frank Litvack, MD
Chairman and Chief Executive Officer

CALMEDICA CAPITAL, L.P.

By:	/s/ Mark Milani Attorney in Fact
Name:	Robert L. Hess
Title:	Managing Director of Calmedica Management, L.L.C., the General Partner of Calmedica Capital, L.P.

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.
MORGAN STANLEY & CO. INCORPORATED
LEHMAN BROTHERS INC.
COWEN AND COMPANY, LLC
CIBC WORLD MARKETS CORP.

By:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Michael Giaquinto
Name:	Michael Giaquinto
Title:	Managing Director

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Kent M. Couling
Name:	Kent M. Couling
Title:	Vice President

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.	1,190,000
Morgan Stanley & Co. Incorporated	1,190,000
Lehman Brothers Inc.	595,000
Cowen and Company, LLC	350,000
CIBC World Markets Corp.	175,000

Total	3,500,000

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SCHEDULE II

	Number of Underwritten Securities to Be Sold	Maximum Number of Option Securities to Be Sold
Company	3,500,000	75,000
The Selling Stockholder	0	450,000

Total	3,500,000	525,000

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SCHEDULE III

SCHEDULE OF FREE WRITING PROSPECTUSES INCLUDED IN THE DISCLOSURE PACKAGE

None

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ANNEX A

JURISDICTIONS REQUIRING FOREIGN QUALIFICATION

1. California

EXHIBIT A

Conor Medsystems, Inc.

Public Offering of Common Stock

[date]

Citigroup Global Markets Inc.

Morgan Stanley & Co. Incorporated

Lehman Brothers Inc.

Cowen and Company, LLC

CIBC World Markets Corp.

    As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter (the “Lock-Up Letter”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Conor Medsystems, Inc., a Delaware corporation (the “Company”), the Selling Stockholder named therein (the “Selling Stockholder”) and each of you as representatives of a group of Underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of Common Stock, $0.001 par value (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated (the “Book-Running Underwriters”), offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, such capital stock, or publicly announce an intention to effect any such transaction, for a period (the “Lock-Up Period”) of 90 days after the date of the Underwriting Agreement, other than (i) bona fide gifts or other transfers for no consideration, (ii) transfers to a trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) transfers to partners, members or stockholders, as applicable, of the undersigned, provided the undersigned is a partnership, limited liability company or corporation and provided such transfer does not involve a disposition for value, (iv) exercises of the options, held by the undersigned, to acquire shares of the capital stock of the Company, including by “net exercise” or by delivery of shares of capital stock of the Company theretofore owned by the undersigned, (v) sales of Common Stock in accordance with the provisions of an existing plan designed to comply with Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended (a “Rule 10b5-1 Plan”), which plan was heretofore entered into by the undersigned, as such plan is in effect on the date hereof and without regard to any subsequent amendments or modifications thereto or reinstatements thereof; provided, however, that in the case of clauses (i), (ii) and (iii), the recipient of such gift or transfer shall, prior to such gift or transfer, agree with the Underwriters, in a writing (a “Transferee Lock-Up Agreement”) executed and delivered to the Book-Running Underwriters, to be bound by the terms of this Lock-Up Letter; provided further, however, that a Transferee Lock-Up Agreement need not apply with respect to, and only with respect to, the first five thousand (5,000) shares of Common Stock transferred pursuant to clause (i) above. Notwithstanding the above, the undersigned may enter into a Rule 10b5-1 Plan after the date hereof, provided that no sales or transfers of any securities may be made pursuant to such 10b5-1 Plan during the Lock-Up Period.

Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, that this paragraph shall not apply if (i) the safe harbor provided by Rule 139 under the Securities Act of 1933, as amended, is available in the manner contemplated by Rule 2711(f)(4) of the National Association of Securities Dealers, Inc. (the “NASD”); and (ii) within the 3 business days preceding the 15th calendar day before the last day of the Lock-Up Period, the Company delivers (in accordance with the notice provisions of the Underwriting Agreement) to the Underwriters a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are “actively traded securities,” within the meaning of Rule 2711(f)(4) of the NASD.

Notwithstanding anything herein to the contrary, nothing in this Lock-Up Letter shall prohibit the Selling Stockholder from selling to the Underwriters shares of Common Stock pursuant to the Underwriting Agreement and the Registration Statement (as defined in the Underwriting Agreement).

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Book-Running Underwriters, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Company of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.

*       *       *

The agreement set forth above shall be terminated if (i) for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement) or (ii) either the Book-Running Underwriters, on the one hand, or the Company, on the other hand, shall have advised the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering.

Yours very truly,

Name:

EXHIBIT B

OPINIONS OF COOLEY GODWARD LLP

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with requisite corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus.

2.	The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of California.

3.	The authorized capital stock of the Company was as set forth in the Preliminary Prospectus and the Prospectus under the caption “Capitalization” as of the date stated therein. No approval of the stockholders of the Company is required in connection with the issuance and sale of the Securities.

4.	The Securities have been duly authorized and, when issued and paid for by the Underwriters pursuant to the Agreement, will be validly issued, fully paid and nonassessable.

5.	The Securities are duly listed, and admitted and authorized for quotation on the Nasdaq Global Market.

6.	The specimen certificate for the Securities filed as an exhibit to the Registration Statement is in due and proper form under Delaware law.

7.	The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or, to our knowledge, rights of first refusal or other similar rights to subscribe for the Securities. Except as set forth in the section captioned “Capitalization” in the Preliminary Prospectus and the Prospectus, as of the date stated therein, to our knowledge, there were no options, warrants or other rights to purchase or acquire any shares of capital stock of the Company.

8.	The capital stock of the Company, including the Securities, conforms in all material respects to the description thereof contained or incorporated by reference under the heading “Item 1. Description of Registrant’s Securities to be Registered” in the Company’s registration statement on Form 8-A filed with the Commission on December 9, 2004 (the “Form 8-A”).

9.	To our knowledge, there is (i) no action, suit or proceeding by or before any court or other governmental agency, authority or body or any arbitrator pending or overtly threatened against the Company, or its properties by a third party, of a character required to be disclosed in the Preliminary Prospectus or the Prospectus, or any document incorporated by reference therein, that is not disclosed therein as required by the Act and the rules thereunder, and (ii) no indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character required to be filed as an exhibit to, or, only to the extent required under Item 303(a)(4), Item 303(a)(5), Item 404 or Instruction 7 to Item 403 of Regulation S-K under the Act, required to be described in, the Registration Statement, or any document incorporated by reference therein, which is not now filed or described as required by the Act or the Exchange Act and the rules thereunder.

10.	The statements included or incorporated by reference in the Form 8-A under the heading “Item 1. Description of Registrant’s Securities to be Registered,” in the Preliminary Prospectus and the Prospectus under the headings “Material United States Federal Tax Consequences for Non-United States Holders,” and in the Registration Statement under the caption “Item 15. Indemnification of Directors and Officers,” insofar as such statements purport to summarize legal matters, agreements or documents discussed therein, fairly present, in all material respects, such legal matters, agreements or documents.

11.	The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement, or notice by the Commission that would prevent its use, has been issued and no proceedings for that purpose have been instituted or overtly threatened. Any required filing of the Prospectus, and any supplement thereto, pursuant to Rule 424(b) under the Act, has been made in the manner and within the time period required by Rule 424(b) and Rule 430B.

12.	The Registration Statement, the Preliminary Prospectus and the Prospectus (other than the financial statements and notes thereto or other financial or statistical data derived therefrom, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder. Each document filed by the Company pursuant to the Exchange Act and incorporated by reference into the Registration Statement, the Preliminary Prospectus or the Prospectus (other than the financial statements and notes thereto or other financial or statistical data derived therefrom, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules thereunder.

13.	The Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

14.	The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

15.	No consent, approval, authorization or filing with or order of any court or governmental agency or body in the United States having jurisdiction over the Company is required for the consummation by the Company of the transactions contemplated by the Agreement, except such as have been obtained under the Act and except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Agreement and in the Prospectus, or under the bylaws, rules and regulations of the NASD.

16.	The issuance and sale of the Securities pursuant to the Agreement will not breach or violate (i) the charter or bylaws of the Company, (ii) the terms of any Material Contract (except with respect to the Investor Rights Agreement, dated July 30, 2004, between the Company and certain of its stockholders, as set forth in the Disclosure Package and the Prospectus), (iii) any statute, law, rule, or regulation which, in our experience is typically applicable to transactions of the nature contemplated by the Agreement and is applicable to the Company, or (iv) any order, writ, judgment, injunction, decree, or award that has been entered against the Company and of which we are aware.

17.	To our knowledge, except as set forth in the Disclosure Package and the Prospectus, no holders of securities of the Company have rights to require the registration under the Act of the resale by any such holder of any securities of the Company, and, except as set forth in the Disclosure Package and the Prospectus, all rights known to us to register the offer or sale of shares of common stock or other securities of the Company, as a result of the filing of the Registration Statement by the Company, have, with respect to the offering contemplated thereby, been waived or such rights have expired by reason of lapse of time following notification of the Company’s intent to file the Registration Statement.

In connection with the preparation of the Registration Statement, the Disclosure Package and the Prospectus, we have participated in conferences with officers and other representatives of the Company and with its certified public accountants, as well as with representatives of the Underwriters and their counsel. At such conferences, the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed. We have not independently verified, and accordingly are not confirming and assume no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus (except to the extent set forth in paragraphs 3, 7, 8 and 10 above). On the basis of the foregoing, no facts have come to our attention that have caused us to believe (i) that the Registration Statement (except as to the financial statements and schedules, related notes and other financial and statistical data derived therefrom, as to which we express no comment), at the date the Registration Statement is considered to have become effective as to the Underwriters pursuant to Section 11(d) of the Act and Rule 430B(f) promulgated thereunder, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) that the Disclosure Package (except as to the financial statements and schedules, related notes and other financial and statistical data derived therefrom, as to which we express no comment), as of 6:30 P.M., New York City time, on July 26, 2006, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) that the Prospectus (except as to the financial statements and schedules, related notes and other financial and statistical data derived therefrom, as to which we express no comment) as of its date or the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

EXHIBIT C

OPINIONS OF THELEN REID & PRIEST LLP

1.	Insofar as the Statements relate to patents or proprietary rights or constitute summaries of documents or legal proceedings or refer to matters of law or legal conclusions, as of the date the Registration Statement is considered to have become effective as to the Underwriters pursuant to Section 11(d) of the Act and Rule 430B(f) promulgated thereunder, as of 6:30 P.M., New York City time, on July 26, 2006, as of the date of the Prospectus and as of the date of this opinion, the Firm has determined, based as to factual matters upon documents provided to it by the Company and responses from the Company to such factual inquiries made by the Firm as it deemed appropriate, that such Statements are accurate and complete in all material respects and present fairly the information purported to be shown. Nothing has come to the attention of the Firm that causes it to believe that the Statements included or incorporated by reference in the Registration Statement, as of the date the Registration Statement is considered to have become effective as to the Underwriters pursuant to Section 11(d) of the Act and Rule 430B(f) promulgated thereunder, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Statements included or incorporated by reference in the Disclosure Package, as of 6:30 P.M., New York City time, on July 26, 2006, contained an untrue statement of material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Statements included or incorporated by reference in the Prospectus, as of the date of the Prospectus or as of the date of this opinion, contained or contains an untrue statement of material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.	To its knowledge and information, based as to factual matters upon documents provided to the Firm by the Company and responses from the Company to such factual inquiries made by the Firm as it deemed appropriate, the Firm states that, aside from routine prosecution of the Company’s patent and trademark applications in the United States Patent Office and corresponding offices in other countries, and except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (i) there are no legal or governmental proceedings pending relating to patent rights, trade secrets, trademarks, service marks, copyrights or other proprietary information or materials of the Company or any of its subsidiaries, and (ii) no such proceedings have been threatened by governmental authorities or others.

3.	The Firm does not know of any contracts or other documents, relating to the patents, trade secrets, trademarks, service marks or other proprietary information or materials of the Company or any of its subsidiaries that is of a character required to be described in the Registration Statement, the Preliminary Prospectus, the Prospectus or any document incorporated by reference therein or to be filed as an exhibit to the Registration Statement or any document incorporated by reference therein which have not been so described or filed as required.

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4.	To the Firm’s knowledge, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is infringing or otherwise violating, and neither of them would, upon the commercialization and sale of any product described in the Preliminary Prospectus and the Prospectus under the caption “Business—Commercialization of our CoStar Stent” and “Business—Pre-clinical Product Candidates” infringe or otherwise violate, any patents, trade secrets, trademarks, service marks, copyrights or other proprietary information or materials of others, and the Firm is unaware of any facts which would form a reasonable basis for a claim of any such infringement or violation. To the Firm’s knowledge, there are no infringements by others of any of the patents, trade secrets, trademarks, service marks, copyrights or other proprietary information or materials of the Company or any of its subsidiaries, and the Firm is unaware of any facts which would form a reasonable basis for a claim of any such infringement. The Firm has been informed by the Company that the medical device field is quite litigious, and, as a result, the Company monitors for patent applications and patents owned by other parties that might be relevant to the Company’s products and product development plans, and, in appropriate situations as determined at the discretion of the Company’s management, the Company seeks opinions from law firms regarding the infringement risk with respect to such patents of other parties as well as the validity of those patents that might be relevant to the Company.

5.	The Firm has no knowledge of any facts which would preclude the Company or any of its subsidiaries from having valid license rights or clear title to the patents described in the Registration Statement, the Disclosure Package and the Prospectus. Further, the Firm has no knowledge that the Company or any of its subsidiaries lacks or will be unable to obtain any rights or licenses to use all patents and other material intangible property and assets that are, or would be, necessary to conduct the business now conducted or proposed to be conducted by the Company or its subsidiaries as described in the Registration Statement, the Disclosure Package or the Prospectus, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

6.	The Firm is unaware of any facts which form a basis for a finding of unenforceability or invalidity of any of the patents and other material intellectual property and assets of the Company or any of its subsidiaries.

7.	The Firm is not aware of any fact with respect to the patent applications of the Company or any of its subsidiaries presently on file that (i) would preclude the issuance of patents with respect to such applications, (ii) would lead the Firm to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations or (iii) would result in a third party having any rights in any patents issuing from such patent applications.

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EXHIBIT D

OPINIONS OF HYMAN, PHELPS & MCNAMARA, P.C.

(i) Insofar as the statements included or incorporated by reference in the Registration Statement, the Disclosure Package or Prospectus purport to describe or summarize applicable provisions of the FDA Laws, such statements are accurate in all material respects and fairly present such provisions, subject to any qualifications set forth therein.

Nothing has come to our attention which causes us to believe that (i) the Designated Regulatory Provisions included or incorporated by reference in the Registration Statement, as of July 26, 2006 and at all times subsequent thereto up to and on the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Designated Regulatory Provisions included or incorporated by reference in the Disclosure Package, as of 6:30 P.M., New York City time, on July 26, 2006, and at all times subsequent thereto up to and on the date hereof, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Designated Regulatory Provisions included or incorporated by reference in the Prospectus, as of its date and at all times subsequent thereto up to and on the date hereof, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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EXHIBIT E

OPINIONS OF WILSON SONSINI GOODRICH & ROSATI

1.	The Selling Stockholder has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with full corporate power and authority to execute and deliver the Underwriting Agreement and Custody Agreement and Power of Attorney to which it is a party and to perform its obligations thereunder, including, without limitation, to sell and deliver the Securities to be sold by it as contemplated by the Underwriting Agreement

2.	The execution and delivery by the Selling Stockholder of the Underwriting Agreement and the Custody Agreement and Power of Attorney to which the Selling Stockholder is a party, and the sale and delivery of the Securities by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated in the Underwriting Agreement and such Custody Agreement and Power of Attorney and compliance by the Selling Stockholder with its obligations under the Underwriting Agreement and such Custody Agreement and Power of Attorney have been duly authorized by all necessary action on the part of such Selling Stockholder. The Underwriting Agreement and such Custody Agreement and Power of Attorney have been duly executed and delivered by the Selling Stockholder or its Attorney-In-Fact.

3.	Upon indication by book entry that the Securities to be sold by the Selling Stockholder pursuant to the Underwriting Agreement have been credited to a securities account maintained by the Underwriters at the Depositary Trust Company and payment therefor in accordance with the Underwriting Agreement, (A) under Section 8-501 of the NYUCC, the Underwriters will acquire a valid security entitlement with respect to such Securities and (B) no action based on any “adverse claim,” within the meaning of Section 8-102 of the NYUCC, to such Securities may be asserted against any Underwriter with respect to such security entitlement.

4.	To our knowledge, no consent, approval, authorization or order of, nor any filing with, any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated in the Underwriting Agreement or the Custody Agreement and Power of Attorney, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Selling Stockholder’s Securities by the Underwriters (as to which we express no opinion).

5.	Neither the sale of the Selling Stockholder’s Securities pursuant to the Underwriting Agreement, nor the performance by the Selling Stockholder of the obligations set forth in the Underwriting Agreement and in the Custody Agreement and Power of Attorney to which the Selling Stockholder is a party (if performed in full as of the date hereof) will result in a breach or violation of, or constitute a default under, (a) any law, statute or regulation typically applicable to transactions contemplated by the Underwriting Agreement or such Custody Agreement and Power of Attorney or (b) the terms of any indenture or other

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agreement or instrument or (c) any judgment, order or decree of any court, regulatory body, administrative agency, governmental body or arbitrator applicable to such Selling Stockholder and of which we are aware.

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EXHIBIT F

LETTER OF KING & SPALDING LLP

We have participated in conferences with officers and other representatives of the Company and representatives of the Underwriters at which the Patent Information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus was discussed and, although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, nothing has come to our attention that causes us to believe that the Patent Information included or incorporated by reference in the Registration Statement, at the date the Registration Statement is considered to have become effective as to the Underwriters pursuant to Section 11(d) of the Act and Rule 430B(f) promulgated thereunder, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Patent Information included or incorporated by reference in the Disclosure Package, as of 6:30 P.M., New York City time, on July 26, 2006, contained an untrue statement of material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Patent Information included or incorporated by reference in the Prospectus, as of the date of such Prospectus, or as of the date hereof, contained or contains an untrue statement of material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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EXHIBIT G

OPINION OF HEATHER TURNER

1.	All of the outstanding shares of Common Stock of the Company that have been issued subsequent to the closing of the Company’s initial public offering pursuant to the Company’s registration statement on Form S-1 (File No. 333-119174) (the “Initial Public Offering”) (excluding any Securities sold by the Company pursuant to the Agreement and excluding shares of Common Stock issued to the underwriters of the Initial Public Offering pursuant to the exercise, by such underwriters, of their option to purchase additional shares of Common Stock from the Company to cover over-allotments) and on or prior to the date hereof have been duly authorized and validly issued and are fully paid and non-assessable.

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EXHIBIT H

1.	Indemnity Agreements by and between the Company and its directors and executive officers.

2.	Employment, Confidential Information, Invention Assignment, and Arbitration Agreement by and between the Company and its executive officers.

3.	Executive Officer Agreement, dated June 30, 2004, by and between the Company and Michael Boennighausen.

4.	Executive Officer Agreement, dated August 31, 2004, by and between the Company and Azin Parhizgar.

5.	Executive Change of Control Agreement, dated September 27, 2005, by and between the Company and Azin Parhizgar, Ph.D.

6.	Executive Change of Control Agreement, dated September 27, 2005, by and between the Company and Michael Boennighausen.

7.	2004 Equity Incentive Plan.

8.	2004 Non-Employee Directors’ Stock Option Plan.

9.	2004 Employee Stock Purchase Plan.

10.	Indemnification Letter Agreement, dated December 14, 2004, between the Company and John F. Shanley.

11.	Letter Agreement, dated September 27, 2005, by and between the Company and Frank Litvack, M.D.

12.	Chief Executive Change of Control and Severance Agreement, dated September 27, 2005, by and between the Company and Frank Litvack, M.D.

13.	Employment Letter Agreement, dated April 15, 2002, between the Company and John F. Shanley.

14.	Employment Letter Agreement, dated July 16, 2002, between the Company and Michael Boennighausen.

15.	Employment Letter Agreement, dated August 31, 2004, between the Company and Azin Parhizgar.

16.	Amendment to Employment Letter Agreement, dated January 19, 2005, between the Company and Azin Parhizgar, Ph.D.

17.	Lease Agreement, dated November 21, 2003, between the Company and Willow Park Holding Company II, LLC.

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18.	First Amendment to Lease Agreement, dated March 31, 2005, between the Company and Willow Park Holding Company II, LLC.

19.	International Distribution Agreement, dated April 27, 2006, between Conor Medsystems Ireland Limited and Interventional Technologies Limited.

20.	Distribution Agreement, dated May 25, 2004, between Conor Medsystems Ireland, Ltd. and Biotronik AG.

21.	Amendment to Distribution Agreement, dated August 18, 2004, between Conor Medsystems Ireland, Ltd. and Biotronik AG.

22.	Distributor Agreement, dated November 19, 2004, between Conor Medsystems Ireland, Ltd. and Getz Bros. Co., Ltd.

23.	Distributor Agreement, dated November 19, 2004, between Conor Medsystems Ireland, Ltd. and St. Jude Medical Australia Pty Ltd.

24.	Distributor Agreement, dated November 19, 2004, between Conor Medsystems Ireland, Ltd. and St. Jude Medical (Hong Kong) Limited.

25.	Convertible Loan Agreement, dated November 19, 2004, between the Company and St. Jude Medical, Inc.

26.	Investor Rights Agreement, dated July 30, 2004, between the Company and certain of its stockholders.

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